SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 25, 2010 (May 19, 2010)
Date of Report
(Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
At our annual meeting of shareholders on May 19, 2010, two proposals were submitted to a vote of our shareholders. The voting results were as follows:
1.	Election of Directors: Three directors were elected to serve on our board of directors for terms that end at the 2013 annual meeting of shareholders. The number of votes cast for and withheld from each nominee, and the number of broker non-votes, were as follows:

			Broker
Nominee	For	Withheld	Non-Votes
Donald K. Barbieri	11,598,497	293,002	3,971,870
Raymond R. Brandstrom	11,599,298	292,201	3,971,870
Ronald R. Taylor	11,707,155	184,344	3,971,870
2.	Ratification of Appointment of Auditors: The shareholders ratified the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2010. The number of votes cast for and against the proposal, and the number of abstentions, were as follows:

For	Against	Abstentions
15,827,722	34,580	1,067
Item 8.01. Other Events
On May 19, 2010, we reduced the size of our board of directors by one director. As a result, our board of directors now consists of seven directors classified as follows:

	Number	Terms Expire
	of	at Annual
Class	Directors	Meeting in
A	2	2012
B	3	2013
C	2	2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: May 25, 2010	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

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